EXHIBIT 5

                           [SHER GARNER CAHILL RICHTER
                  KLEIN MCALISTER & HILBERT, L.L.C. LETTERHEAD]



                              September 16, 1999


Pride International, Inc.
5847 San Felipe
Suite 3300
Houston, Texas   77057

      RE:   Offering of 350,000 Shares of Common Stock,
            No Par Value, of Pride International, Inc.

Gentlemen:

      We are acting as special Louisiana counsel to Pride International, Inc., a Louisiana corporation (the "Company"). We have been asked to render certain opinions in connection with the Registration Statement (the "Registration Statement") on Form S-8 to be filed by the Company on or about September 16, 1999 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the Company's no par value Common Stock ("Common Stock"). As set forth in the Registration Statement, certain legal matters involving Louisiana law are being passed upon by us for the Company. The Registration Statement relates to the offering of 350,000 shares of Common Stock (the "Shares") to be sold by the Company. The Shares will be issued and sold pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Registration Statement.

      We do not represent the Company on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. In our capacity as special Louisiana counsel to the Company in connection with this opinion, we have reviewed the following documents: (i) a copy of the Amended and Restated Articles of Incorporation of the Company, as amended, certified by the Corporate Secretary (the "Articles of Incorporation"); (ii) a copy of the Bylaws of

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                           [SHER GARNER CAHILL RICHTER
                  KLEIN MCALISTER & HILBERT, L.L.C. LETTERHEAD]



September 16, 1999
PAGE - 2 -


the Company, as amended, certified by the Corporate Secretary (the "Bylaws");
(iii) an original Certificate of Good Standing for the Company from the Louisiana Secretary of State dated September 8,1999; (iv) the Registration Statement; (v) a copy of the Plan, certified by the Corporate Secretary; (vi) resolutions of the Board of Directors (or appropriate committee thereof) of the Company, certified by the Corporate Secretary; and (vii) such other documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates, without undertaking to verify the same by independent investigation.

      For purposes of this opinion, we have assumed, with your permission and without independent investigation, the following:

      (i) the genuineness of all signatures on all documents and certificates referred to herein or relied upon by us, and the conformity to original documents of documents submitted to us as conformed, certified, or photostatic copies;

      (ii) the accuracy of all statements of fact set forth in the Registration Statement and that certain Registration Statement on Form S-3 (Registration No. 333-44925) (the "S-3 Registration Statement"), as amended, filed by the Company on January 26, 1998 with the Commission relating to the Common Stock;

      (iii) that the Shares are included in the Common Stock that have been duly reserved for issuance by the Company for purposes of the Plan;

      (iv) that the Company has not (i) declared or issued a stock dividend or stock split; (ii) issued stock rights, options or warrants to holders of the Common Stock, except (a) as set forth in the S-3 Registration Statement or (b) as described in the Rights Agreement entered into by the Company and American Stock Transfer & Trust Company, as Rights Agent, on September 9, 1998 and the Amendment to the Articles of Incorporation of the Company dated September 14, 1999; or (iii) entered into any other transaction which would require adjustment to the Conversion Price (as defined herein) of the Convertible Subordinated Debentures due February 15, 2006 as provided in Section 13.5 of that certain Indenture between the Company and Marine Midland Bank dated January 26, 1996 (the "Indenture"). As used herein, "Conversion Price" shall have the meaning ascribed to it in Section 13.5 of the Indenture;

      (v) the Plan has been approved and/or ratified by the affirmative vote of the holders of


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                           [SHER GARNER CAHILL RICHTER
                  KLEIN MCALISTER & HILBERT, L.L.C. LETTERHEAD]



September 16, 1999
PAGE - 3 -


a majority of the outstanding shares of Common Stock at a duly called meeting where a quorum of shareholders was present and voting throughout;

      (vi) the Company has complied with and will continue to comply with the terms and conditions of the Plan and the Plan is currently in effect having neither been rescinded, modified, or otherwise amended; and

      (vii) the Company will issue stock certificates, valid in form and properly executed.

      We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions express herein.

      Subject to the foregoing assumptions, and the qualifications and exceptions set forth below, we are of the opinion that:

      1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.

      2. When the Board of Directors of the Company and the Compensation Committee thereof have determined the price at which the Shares are to be sold by the Company, upon the issuance and sale of the Shares by the Company pursuant to the terms of the Plan and upon receipt by the Company of the consideration described in the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

      The opinions set forth above are subject to the following qualifications and exceptions:

      (1) This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any federal or state securities laws, federal or state tax laws, employment laws or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

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                           [SHER GARNER CAHILL RICHTER
                  KLEIN MCALISTER & HILBERT, L.L.C. LETTERHEAD]



September 16, 1999
PAGE - 4 -

      (2) Our Opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date of this letter. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                    Very truly yours,



                                    SHER GARNER CAHILL RICHTER
                                    KLEIN McALISTER & HILBERT, L.L.C.
                                    A Professional Limited Liability Company